EXHIBIT 5.1
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                                                              December 30, 1998


         ObjectSoft Corporation
         Continental Plaza III
         433 Hackensack Avenue
         Hackensack, New Jersey

         Ladies and Gentlemen:

                           We have acted as counsel to ObjectSoft Corporation, a corporation incorporated under the laws of the State of Delaware (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to the offering of stock options to purchase up to 750,000 shares (the "Shares") of Common Stock, par value $.0001 per share (the "Common Stock"), granted to certain key employees of the Company (including directors and officers who are key employees) and to consultants and advisors and directors who are not employees of the Company, pursuant to the Company's Stock Option Plan (the "Plan").

                           In connection with the foregoing, we have examined, among other things, the Plan, the Registration Statement, and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.



                                          Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP
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                                             Parker Chapin Flattau & Klimpl, LLP